SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Broadwind, Inc.

(Name of Registrant as Specified In Its Charter)

WM Argyle Fund, LLC

Jay Douglas Armburger

Ryan Bogenschneider

Christine M. Candela

James M. Robinson IV

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒       No fee required.

☐       Fee paid previously with preliminary materials.

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

DATED [•], 2023

BROADWIND, INC.

ANNUAL MEETING OF STOCKHOLDERS
[•], 2023

PROXY STATEMENT

OF

WM ARGYLE FUND, LLC

PLEASE USE THE ENCLOSED GREEN UNIVERSAL PROXY CARD TO VOTE BY TELEPHONE OR INTERNET TODAY. ALTERNATIVELY, YOU MAY SIGN, DATE AND RETURN THE ENCLOSED GREEN UNIVERSAL PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

This Proxy Statement (this “Proxy Statement”) and the enclosed GREEN universal proxy card are being furnished by WM Argyle Fund, LLC (“Argyle”, “we” or “us”) and the nominees named in Proposal 1 (the "Nominees" and, together with Argyle and Jay Douglas Armburger, the “Participants”) in connection with the solicitation of proxies from the stockholders of Broadwind, Inc., a Delaware corporation ("Broadwind " or the "Company").

We are one of the largest stockholders of Broadwind, holding a 207,200 share stake in the Company. We built this position after watching the Company underperform for many years despite its potential. Over the last eight months, we have been trying to work with the Company's Board of Directors (the "Board") to discuss significant performance issues that we believe must be addressed so the Company can achieve its potential. Namely, they have not acted with urgency to make the Company profitable, are burning cash at an unsustainable rate, have diluted stockholders through equity raises and have incurred debt to fund the cash burn. Unfortunately, they have not been willing to engage in substantive discussions with us regarding these issues.

While the two-year, $175 million wind tower order is welcome news, the Board has not demonstrated a track record of success that would make us believe they can capitalize on the opportunities presented by the Inflation Reduction Act (IRA). Broadwind's fabrication business has historically been the best performing business unit; however, it could not offset the bloated overhead and losses generated by the other business units. We believe there is significant execution risk moving forward, and we question the Board's ability to manage all aspects of the Company to the benefit of its stockholders.

It is our honor to be firmly aligned with you as a fellow stockholder and to seek to represent your interests in the boardroom. We believe in the long-term value that can be unlocked at Broadwind. Accordingly, we have decided to exercise our right as a stockholder to nominate a slate of three highly qualified director candidates for election to the Board at the Annual Meeting. This letter is intended to convey three key points that are expanded upon in subsequent sections:

1.	From our perspective, the facts pertaining to Broadwind governance, operations, performance and strategy indicate immediate boardroom change is in the stockholders' best interests.

2.	We believe a reconfigured Board can implement a new strategy for evolving Broadwind from an underperforming manufacturing business to a diversified, growing and profitable clean-tech and mission critical equipment platform.

3.	We want to apply our nominees' unique track record of success in manufacturing businesses to lead a transformation of Broadwind in the public market.

Our decision to nominate a slate of director candidates is about creating sustained value for all Broadwind stockholders. To be clear, we are not seeking to acquire all or part of the Company. We are not seeking to take any steps that are counter to your interests. We are investing our own energy, capital and time in a campaign to ignite a brighter future for all of the Company's stakeholders.

Our director nominees have a track record of success and operational execution. They all have a background working at Bucyrus International. Bucyrus was a successful global mining equipment company that was sold to Caterpillar (CAT) for $7.6 billion in 2011. Bucyrus excelled at manufacturing large fabrications and gearing. These products are central to what Broadwind is built upon. Furthermore, Bucyrus grew significantly in the span of a decade through organic growth and prudent acquisitions. This is the approach and track record we can bring to Broadwind.

We therefore ask that you please vote consistent with our recommendations for the proposals below (each, a "Proposal" and, collectively, the "Proposals") at the upcoming Broadwind 2023 annual meeting of stockholders (the "Annual Meeting"). The Company has not yet publicly disclosed the date, time and location of the Annual Meeting. Once the Company publicly discloses such date, time and location, the Participants intend to supplement this Proxy Statement with such information and file revised definitive materials with the Securities and Exchange Commission (the "SEC").

Proposal		Our Recommendation
1.	To elect Argyle's slate of three director nominees — Ryan Bogenschneider, Christine M. Candela and James M. Robinson IV (collectively, the "Nominees") — and all of the Company's nominees other than Cary B. Wood, David P. Reiland and Thomas A. Wagner (the "Opposed Company Nominees"), each to serve as directors and hold office until the annual meeting of stockholders to be held in 2024 and until their respective successors are duly elected and qualified.	FOR ALL of the Nominees and all of the Company's nominees other than the Opposed Company Nominees

2.	To cast a non-binding advisory vote to approve the compensation of the Company's named executive officers ("Say-on-Pay" vote).	AGAINST

3.	To ratify the appointment of RSM US LLP ("RSM") as the Company's independent registered public accounting firm for 2023.	FOR

4.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Through this Proxy Statement and the enclosed GREEN universal proxy card, we are soliciting proxies to elect the three Nominees named herein to serve as directors, who, if elected, would constitute 50% of the Board. Broadwind has nominated its own set of directors for re-election at the Annual Meeting. If successful in our proxy solicitation, the Board will be composed of our three Nominees and the three Company nominees who are not Opposed Company Nominees. You will be able to find the names, backgrounds and qualifications of the Company's nominees, and other information about them in the Company's proxy statement filed with the SEC on [•], 2023 (the "Company's Proxy Statement").

This Proxy Statement and GREEN universal proxy card are first being mailed or given to the Company's stockholders on or about [•], 2023.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date") as [•], 2023. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were [•] shares of the Company's common stock, $0.001 par value (the "Common Stock"), outstanding according to the Company's Proxy Statement. As of the Record Date, the Participants beneficially owned 207,200 shares of Common Stock in the aggregate, as further described on Annex I.

The Participants represent that (i) they intend to, or are part of a group which intends to, deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the Nominees at the Annual Meeting, and (ii) they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Nominees.

Argyle and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to six nominees on Argyle's enclosed GREEN universal proxy card. There is no need to use the Company's blue proxy card or voting instruction form, regardless of how you wish to vote. Stockholders are permitted to vote for any combination (up to six total) of the Nominees and the Company's nominees on the GREEN universal proxy card.

We urge you to use the enclosed GREEN universal proxy card to vote by telephone or the Internet by following the instructions on the card. Your vote is important, and due to ongoing delays in the postal system, we are encouraging stockholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the GREEN universal proxy card in the postage-paid envelope provided. Please vote "FOR ALL" of the Nominees and for the Company's nominees other than the Opposed Company Nominees on the GREEN universal proxy card.

This proxy solicitation is being made by Argyle and the Nominees, and not on behalf of the Board or management of the Company or any other third party. We are not aware of any other matters to be brought before the Annual Meeting other than as described herein. Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GREEN universal proxy card will vote on such matters in their discretion.

If you have already voted using the Company's blue proxy card, you have every right to change your vote by using the enclosed GREEN universal proxy card to vote again by telephone or the Internet by following the instructions on the GREEN universal proxy card. Alternatively, you may sign, date and return the enclosed GREEN universal proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under "Can I change my vote or revoke my proxy?" in the Questions and Answers section.

If your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that institution can vote those shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to sign and return on your behalf the GREEN universal proxy card as soon as possible.

We believe that voting on the GREEN universal proxy card provides the best opportunity for stockholders to elect all of the Nominees and achieve the best Board composition. We therefore urge stockholders to use our GREEN universal proxy card to vote "FOR" our three Nominees and for the Company's three nominees other than the Opposed Company Nominees. The Company's three nominees other than the Opposed Company Nominees are referred to hereafter as the "Acceptable Company Nominees." YOU MAY VOTE "FOR" UP TO SIX NOMINEES IN TOTAL. IF YOU VOTE ON AT LEAST ONE NOMINEE BUT FEWER THAN SIX NOMINEES IN PROPOSAL 1 ON ARGYLE'S GREEN UNIVERSAL PROXY CARD, YOUR SHARES WILL ONLY BE VOTED "FOR" THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE "FOR" MORE THAN SIX NOMINEES, YOUR SHARES WILL BE VOTED "FOR" ALL THREE OF THE NOMINEES AND FOR THE THREE ACCEPTABLE COMPANY NOMINEES.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page [_].

YOUR VOTE IS IMPORTANT

We urge you to submit your vote on the GREEN universal proxy card via the Internet or by telephone as soon as possible. Due to ongoing delays in the postal system, we encourage you to vote electronically. If you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed GREEN universal proxy card in the postage-paid envelope provided.

For additional instructions for each of these voting options, please refer to the enclosed GREEN universal proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

19 Old Kings Highway S, Suite 130

Darien, CT 06820

Stockholders call toll-free: (877) 972-0090

Banks and brokers call collect: (203) 972-9300
E-mail: proxy@investor-com.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GREEN universal proxy card are available at https://bwen.qesreports.com/Broadwind.

BACKGROUND OF THIS PROXY SOLICITATION

Argyle's Engagement with the Company

Prior to undertaking our decision to nominate our own slate of directors, we reached out to the Board to discuss our concerns.

On July 5, 2022, Ryan Bogenschneider, Argyle's Chief Executive Officer, emailed David P. Reiland, a member of the Board, to express an interest in communicating with the members of the Board. On July 6, 2022, Eric B. Blashford, the Company's President and Chief Executive Officer, called Mr. Bogenschneider to discuss Argyle's background. On July 15, 2022, Mr. Blashford sent an email to Mr. Bogenschneider requesting that Argyle prepare a proposal for the Board's consideration.

On July 25, 2022, Argyle sent a letter to the Board with a proposal to discuss the composition of the Board and requesting a meeting to discuss the issues we had identified.

On August 3, 2022, the Company's Chief Executive Officer, Eric B. Blashford, sent a letter to Mr. Bogenschneider requesting information regarding Argyle's ownership of Common Stock. Mr. Bogenschneider responded with letters to the Board on August 4, 2022 and August 17, 2022. After receipt of those letters, Mr. Blashford responded and scheduled a call with Mr. Bogenschneider on August 25, 2022. This call did not result in any substantive engagement, and Mr. Blashford declined to discuss any of the topics we proposed in any significant detail.

On September 30, 2022, Mr. Bogenschneider sent a letter to the Board expressing disappointment with the August 25 call, outlining a number of corporate governance, business and other issues with respect to the Board's stewardship of the Company, and providing names and biographical information regarding a number of persons for the Company to consider for membership on the Board, including the Nominees.

On October 12, 2022, Mr. Blashford sent a letter to Mr. Bogenschneider stating that the Board did not believe it was in the best interests of the Company to pursue the addition of Argyle's nominees to the Board or engage in further discussions at that time.

After rejecting consideration of Argyle's proposed nominees, the Board unilaterally appointed a new director on November 2, 2022. In their rush to appoint a new director, they failed to find a candidate that brings new experience and simply duplicated experience already found on the Board. We viewed this appointment as a reactionary decision by the Board that only served to underscore our governance concerns, and on November 4, 2022, Argyle sent a letter to the Board expressing its disapproval of the appointment of a new director without considering the potential nominees that Argyle had suggested.

Therefore, given the foregoing and Argyle's continued concern regarding the lack of substantive discussion and engagement with the Board, on January 18, 2023, Argyle delivered a notice to the Company, informing it of Argyle's intention to nominate six nominees for election to the Board. On January 18, 2023, Argyle also issued a press release and launched a website (www.bwen2023.com) to provide Company stockholders with information as to why Argyle believes that electing its nominees to the Board would help the Company turn around its performance and create long-term stockholder value.

On March 2, 2023, Argyle sent a letter to the Company requesting access to certain stockholder records.

On March 7, 2023, the Company sent written notice to Argyle pursuant to Rule 14a-19 under the Exchange Act stating that the Company intends to nominate Eric B. Blashford, Philip J. Christman, David P. Reiland, Sachin M. Shivaram, Thomas A. Wagner and Cary B. Wood for election to the Board of Directors.

On March 10, 2023, Argyle entered into a Confidentiality Agreement related to the stockholder information sought by Argyle in its March 2 letter.

On March 17, 2023, Mr. Bogenschneider and Mr. Armburger met by telephone conference with members of the Board, Eric B. Blashford, Cary B. Wood and Philip J. Christman, to discuss the matters raised by Argyle in its September 30 and January 18 letters to the Board and a possible resolution of the same. The parties were unable to resolve any such matters during the March 17 call.

On March 21, 2023, Argyle determined to reduce its slate of director nominees from six to three nominees in light of feedback we received from stockholders and our ongoing review of the best ways to ensure the Company is on the right track to enhance value for all stockholders, which we believe includes electing director nominees with much needed expertise in areas including human resources, compensation, strategy, finance and legal management. Accordingly, on March 21, 2023, Argyle sent a notice to the Company informing it that Argyle had reduced its slate of director nominees to the three Nominees set forth herein. Argyle also issued a press release on March 21, 2023, announcing the change in its slate of director nominees.

On March 21, 2023, Argyle filed its preliminary proxy statement with the SEC.

Argyle's Plan for Value Creation

Given Broadwind's distinct assets, significant potential and positioning in addressable markets, we believe the Company can evolve into a diversified, growing and profitable manufacturing platform for clean-tech and mission critical equipment. To achieve this, our Nominees believe a new set of strategic priorities is needed. An overview of these priorities includes:

●	Enhance Corporate Governance – We believe our Nominees can help evolve Broadwind into a stronger business by adding fresh perspectives to the boardroom as well as deep expertise in capital markets transactions, corporate governance and manufacturing. Likewise, we are committed to maintaining stockholder-friendly bylaws, modernized governance provisions and clear disclosures around topics such as capital allocation and executive compensation.

●	Optimize the Balance Sheet and Use of the NOLs – While being mindful not to over lever Broadwind or risk the the Company's net operating losses (NOLs), our Nominees would seek to obtain affordable financing that would allow the Company to consider EBITDA-accretive acquisitions and prioritize organic growth in existing business lines. The Nominees have strong relationships with banks and lenders, so a competitive process would be run to obtain enhanced access to capital.

●	Assess Management and Improve Human Capital – If elected, our Nominees would undertake an assessment of management's capabilities to ensure the Company has a leadership team that can support our new strategy. We believe the ideal management team will include individuals with deep experience across engineering, manufacturing, sales, strategy and other growth areas. Looking to the long-term, our Nominees would seek to ensure Broadwind is led by a permanent management team that can take the current businesses to higher margins while scaling the Company across more customers.

●	Increase the Creation of Intellectual Property – Invest in the engineering function to enable the creation of Broadwind-owned Intellectual Property (IP). Controlling the IP of the products the Company makes will enable better control over their production, service and performance, and eventually can yield a stream of aftermarket revenue. If the IP is not owned, then the business is just a machine shop that will always be fighting with low-cost producers.

●	Strengthen Existing Business Segments – If elected, our Nominees would seek to accelerate cost containment and organic investment in the gearing, fabrication and corporate segments. The Company's history of negative margins indicates more needs to be done to improve bidding, reduce overhead and manage material costs. Our Nominees believe this reinforces the need to prioritize higher-growth, higher-margin opportunities found in service and aftermarket. We believe that deploying more capital to customer acquisition, category expansion and sustaining a frictionless customer service franchise would yield higher returns for stockholders.

●	Explore Accretive M&A to Supplement Organic Growth – The Company has the benefit of the base-level revenue of the existing business to build upon. Our Nominees would support management in seeking to secure additional contracts, as well as invest in smart, strategic acquisitions that propel the Company into a broader set of adjacent categories, including service and aftermarket. Between growing the current platform and entering new categories needed by customers, we believe the Company could attain significantly more revenue over the next several years.

●	Prioritize Transparent Investor Relations – We believe that improving disclosures and stockholder engagement can help ensure that the market properly evaluates Broadwind. We would host an annual investor day, conduct quarterly earnings calls with question-and-answer sessions, publish the Company's new strategy and key performance indicators in a frequently updated deck and take steps to attract long-term institutional capital into the stockholder base.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of six directors, each elected annually. We are soliciting proxies to elect our three Nominees, who, if elected, would constitute 50% of the Board.

If successful in our proxy solicitation, the Board will be composed of our three Nominees — Ryan Bogenschneider, Christine M. Candela and James M. Robinson IV — and all of the Company's nominees other than Opposed Company Nominees, Cary B. Wood, David P. Reiland and Thomas A. Wagner. If elected, each of the Nominees will serve one-year terms until the 2024 annual meeting of stockholders and until their successors have been duly elected and qualified.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board, if elected. The age and other information related to our Nominees shown below are as of the date of the filing of this Proxy Statement.

Argyle believes that the Nominees have a track record of success and operational execution. They all have a background working at Bucyrus International. Bucyrus was a successful global mining equipment company that was sold to Caterpillar (CAT) for $7.6 billion in 2011. Bucyrus excelled at manufacturing large fabrications and gearing. These products are central to what Broadwind is built upon. Furthermore, Bucyrus grew significantly in the span of a decade through organic growth and prudent acquisitions. This is the approach and track record we can bring to Broadwind.

Argyle and the Company will each be using a universal proxy card for voting on the election of directors at the Annual Meeting, which will include the names of all nominees for election to the Board. Stockholders will have the ability to vote for up to six nominees on Argyle's enclosed GREEN universal proxy card. There is no need to use the Company's blue proxy card or voting instruction form, regardless of how you wish to vote. Stockholders are permitted to vote for any combination (up to six total) of Argyle's Nominees and the Company's nominees on the GREEN universal proxy card.

YOU MAY VOTE "FOR" UP TO SIX NOMINEES IN TOTAL. IF YOU VOTE ON AT LEAST ONE NOMINEE BUT FEWER THAN SIX NOMINEES IN PROPOSAL 1 ON ARGYLE'S GREEN UNIVERSAL PROXY CARD, YOUR SHARES WILL ONLY BE VOTED "FOR" THOSE NOMINEES YOU HAVE SO MARKED. IF YOU VOTE "FOR" MORE THAN SIX NOMINEES, YOUR SHARES WILL BE VOTED "FOR" ALL THREE OF THE NOMINEES AND FOR THE THREE ACCEPTABLE COMPANY NOMINEES.

Set forth below is background information about each of the Nominees, including each Nominee's name, age, principal business address, principal occupation and employment and public company directorships held during the past five years, as well as a description of the qualifications, attributes and skills that qualify each Nominee to serve as a director of the Company. Please see "ANNEX I: INFORMATION ON THE PARTICIPANTS" for additional information about the Nominees, including their beneficial ownership of the Common Stock.

Nominees:

RYAN BOGENSCHNEIDER
Age; Address	43; 635 Florence Drive, Elm Grove, WI 53122
Occupation	See below
Experience	Ryan Bogenschneider is the founder and has served as Principal of The Western Metropolis Company, a management and consulting company, since January 2013. Mr. Bogenschneider has also served as Chief Executive Officer of WM Argyle Fund LLC, a private fund formed for the purpose of being an investor in Broadwind, Inc., since April 2022. Prior to Western Metropolis, Mr. Bogenschneider worked in corporate strategy positions with Bucyrus International, Inc. and Mining Technologies International Inc.

Skills & Qualifications	Mr. Bogenschneider's qualifications to serve as a director include his extensive experience in corporate strategy and business development, analyzing businesses and business opportunities.
CHRISTINE M. CANDELA
Age; Address	54; 11951 Freedom Drive, Suite 1800, Reston, VA 20190
Occupation	See below
Experience	Since April 2022, Christine M. Candela has served as Director, Compensation and Benefits of IDEMIA, a global technology firm. From January 2022 to April 2022, Ms. Candela was not employed. From March 2020 to January 2022, she served as Senior Director, Total Rewards, of REV Group, Inc., a designer and manufacturer of specialty vehicles and related aftermarket parts and services. From September 2019 to March 2020, she served as Senior Director, Total Rewards, of Bethesda Lutheran Communities, a non-profit human services corporation. From January 2019 to September 2019, Ms. Candela was not employed. From May 2013 to January 2019, she served as HR Manager of Caterpillar Inc., a manufacturer of construction and mining equipment. Prior to Caterpillar, she served in similar positions with Bucyrus International, Inc., Enerpac Tool Group (formerly Actuant Corporation), and Snap-on Incorporated.

Skills & Qualifications	Ms. Candela's qualifications to serve as a director include her more than 25 years of experience in human resource management leadership and her expertise in global compensation and benefits, including in connection with mergers, acquisitions and divestitures.
JAMES M. ROBINSON IV
Age; Address	53; 9540 N Range Line Rd, River Hills, WI 53217
Occupation	See below
Experience	Mr. Robinson is a founder and since September 2018 has served as Managing Member of Newel Capital LLC, a private equity firm that invests in manufacturing companies. From March 2012 to September 2018, Mr. Robinson served as Senior Vice President and Secretary of Kohler Co., a leading designer and manufacturer of kitchen and bath products. Prior to joining Kohler, Mr. Robinson served as general counsel of Bucyrus International, Inc. and Silvercrest Asset Management Group, LLC. Prior to this, Mr. Robinson served as a Corporate Attorney for AT&T, Eckerd Corporation and in private practice.
Skills & Qualifications	Mr. Robinson's qualifications to serve as a director include his experience as an executive with public and private companies across multiple industries including manufacturing, consumer products, hospitality, financial services and telecommunications and in concluding transformative M&A transactions, forging global strategic alliances, negotiating business restructurings and recapitalizations, executing capital investment programs and launching new businesses.

We urge stockholders to vote FOR ALL of the Nominees and the Company's nominees other than the Opposed Company Nominees, using the GREEN universal proxy card today!

No Nominee has any family relationship with any other Nominee or any director or executive officer of the Company.

Except as stated above, none of the organizations or corporations referenced above is a parent, subsidiary or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company in accordance with the NASDAQ listing standards; however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

We refer stockholders to the Company's Proxy Statement, when it becomes available, for the biographies and other important information regarding the Company's nominees.

The Nominees will not receive any compensation from Argyle or its affiliates for their services as directors of the Company, if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company's practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board, if elected. We do not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GREEN universal proxy card will be voted for a substitute candidate selected by Argyle. If Argyle determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve, if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Vote Required.

According to the Company's Third Amended and Restated Bylaws of the Corporation, as amended (the "By-Laws"), directors will be elected by a plurality of the votes cast (meaning that the six director nominees who receive the highest number of shares voted "FOR" their election by the Company's stockholders will be elected to the Board). Abstentions will have no effect on the outcome of Proposal 1.

We urge you to vote today using our GREEN universal proxy card. If you have already voted for the Company's nominees using the Company's blue proxy card or our GREEN universal proxy card, you have every right to change your vote by using the enclosed GREEN universal proxy card to vote for our Nominees or by voting for our Nominees by telephone or by Internet. In light of ongoing delays in the postal system, we encourage all stockholders to submit their proxies electronically. If you do not have access to a touch-tone phone or the Internet, please sign, date and return the enclosed GREEN universal proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under "Can I change my vote or revoke my proxy?"

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvesterCom, at (877) 972-0090 (stockholders) or (203) 972-9300 (banks and brokers).

We Recommend a Vote FOR ALL of the Nominees using the GREEN universal proxy card.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to the Company's Proxy Statement, stockholders will be asked at the Annual Meeting to vote on a non-binding resolution to approve the compensation of the Company's Named Executive Officers ("NEOs").

We believe stockholders should vote AGAINST the proposal to approve the compensation of the Company's NEOs, as we believe that the Company's executive compensation is misaligned with stockholder value and therefore not in the best interests of stockholders.

The Company's Proxy Statement requested a non-binding, advisory vote on a resolution substantially in the following form:

"RESOLVED, that the Company's stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and other related tables and disclosures set forth in such Proxy Statement."

We encourage all stockholders to review the Company's proxy disclosures in the Company's Proxy Statement in detail.

Note: The stockholder vote on this Proposal 2 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the By-Laws, the affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted "for" the proposal must exceed the number of shares voted "against" the proposal), will constitute stockholder non-binding approval with respect to Proposal 2. Abstentions and broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of Proposal 2.

We Recommend a Vote AGAINST Proposal 2 on the GREEN universal proxy card.

PROPOSAL 3: RATIFY RSM US LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's Proxy Statement disclosed that the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the stockholders of the Company. The Company's Proxy Statement indicates that the Audit Committee of the Board has appointed RSM US LLC ("RSM") to audit the Company's financial statements for 2023. A representative of RSM is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Vote Required.

According to the By-Laws, the affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted "for" the proposal must exceed the number of shares voted "against" the proposal), will constitute stockholder non-binding approval with respect to Proposal 3. Abstentions and broker "non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of Proposal 3.

We Recommend a Vote FOR Proposal 3 on the GREEN universal proxy card.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, [•], 2023, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights as of the Record Date). We expect that the Company's Proxy Statement will disclose that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today via Internet or telephone by following the directions on the enclosed GREEN universal proxy card or by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. Shares of Common Stock represented by each GREEN universal proxy card that is properly executed and returned to Argyle will be voted at the Annual Meeting in accordance with the instructions marked thereon.

Shares beneficially owned or held in "street" name. If you hold your shares of Common Stock in "street" name with a broker, bank, dealer, trust company or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company or other nominee to vote FOR ALL of the Nominees and the Company's nominees, other than the Opposed Company Nominees. Please follow the instructions to vote provided on the enclosed GREEN universal voting instruction form. If your broker, bank, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GREEN universal voting instruction form.

Note: Shares of Common Stock represented by properly executed GREEN universal proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, "FOR ALL" of the Nominees listed in Proposal 1 and the Company's nominees other than the Opposed Company Nominees, "AGAINST" Proposal 2 and "FOR" Proposal 3.

How should I vote on each proposal?

Argyle recommends that you vote your shares on the GREEN universal proxy card as follows:

"FOR ALL" Nominees standing for election to the Board named in this Proxy Statement and for the Company's nominees, other than the Opposed Company Nominees (Proposal 1);

"AGAINST" the advisory proposal to approve the compensation of the Company's executive officers (Proposal 2); and

"FOR" the ratification of the Company's selection of independent registered public accounting firm (Proposal 3).

How many shares must be present to hold the Annual Meeting?

According to the By-Laws, the holders of a majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. We expect that the Company's Proxy Statement will disclose that abstentions will be counted for purposes of determining whether a quorum is present but will not be counted for voting purposes with regards to any of the Proposals, that the Common Stock is the only outstanding class of the Company's capital stock entitled to vote at the Annual Meeting, that each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting and that no holders of any of Common Stock are entitled to cumulative voting rights. Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes. For more information on broker non-votes, see "What are "broker non-votes" and what effect do they have on the proposals?" below.

What vote is needed to approve each proposal?

●	Proposal 1 — Election of Directors. According to the By-Laws, directors shall be elected by a plurality of the votes cast (meaning that the six director nominees who receive the highest number of shares voted "FOR" their election by the stockholders will be elected to the Board). If you vote "FOR" less than six nominees in Proposal 1, your shares will only be voted "FOR" those nominees you have so marked. If you vote "FOR" more than six nominees, your shares will be voted "FOR" all three of the Nominees and for the three Acceptable Company Nominees. Abstentions and "broker non-votes" will not count as votes cast and, therefore, will have no effect on the outcome of the election of directors.

●	Proposal 2 — Non-Binding Advisory Vote to Approve the Compensation of the NEOs ("Say-on-Pay" vote). An affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted "for" the proposal must exceed the number of shares voted "against" the proposal), will constitute stockholder non-binding approval with respect to the Say-on-Pay Vote. Abstentions and "broker non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of Proposal 2.

●	Proposal 3 —Ratify the appointment of RSM US LLP as the Company's Independent Registered Accounting Firm for 2023. An affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted "for" the proposal must exceed the number of shares voted "against" the proposal), is required to ratify the appointment of RSM as the Company's independent registered public accounting firm for 2023. Abstentions and "broker non-votes" will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of Proposal 3.

What are "broker non-votes" and what effect do they have on the Proposals?

Generally, broker non-votes occur when shares held by a broker, bank or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from you, as the beneficial owner of such shares with respect to that proposal, the brokerage firm cannot vote such shares on that proposal unless it is a "routine" matter. Under the rules and interpretations of the New York Stock Exchange, if you receive proxy materials from or on behalf of both Argyle and the Company, brokers, banks and other nominees will not be permitted to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether "routine" or not. Because Argyle has initiated a contested proxy solicitation, there will be no "routine" matters at the Annual Meeting for any broker accounts that are provided with proxy materials by Argyle. As a result, there will be no broker non-votes by such banks, brokers or other nominees with respect to such accounts. If you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted in determining the outcome of any of the proposals at the Annual Meeting, nor will your shares be counted for purposes of determining whether a quorum exists.

Broker non-votes will not be counted for purposes of determining whether a quorum is present or for voting purposes with regards to any of the Proposals.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Broadwind, including an opposition proxy statement and blue universal proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We recommend that you discard any blue universal proxy card or solicitation materials that may be sent to you by the Company. Voting "WITHHOLD" for any of the Company's nominees on its blue universal proxy card is not the same as voting for our Nominees because a vote withheld for any of the Company's nominees on the Company's blue universal proxy card will revoke any previous voting instructions that you submitted. If you have already voted for the Company's nominees using the Company's blue universal proxy card, you have every right to change your vote by using the enclosed GREEN universal proxy card to vote via Internet or by telephone by following the instructions on the GREEN universal proxy card, or by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under "Can I change my vote or revoke my proxy?"

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvesterCom, at (877) 972-0090 (stockholders) or (203) 972-9300 (banks and brokers).

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

●	returning a later-dated proxy either by voting by telephone or Internet by following the instructions on the enclosed GREEN universal proxy card or by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);

●	delivering a written revocation to the secretary of the Company; or

●	attending the Annual Meeting and voting by ballot in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must provide written authority from the record owner to vote your shares held in its name at the meeting in the form of a "legal proxy" issued in your name from the bank, broker or other nominee that holds your shares. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, InvesterCom, at (877) 972-0090 (stockholders) or (203) 972-9300 (banks and brokers).

IF YOU HAVE ALREADY VOTED USING THE COMPANY'S BLUE UNIVERSAL PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that a copy of any revocation be mailed to WM Argyle Fund, LLC, c/o InvesterCom, 19 Old Kings Highway S, Suite 130, Darien, CT 06820, so that we will be aware of all revocations.

ARGYLE AND THE COMPANY WILL EACH BE USING A UNIVERSAL PROXY CARD FOR VOTING ON THE ELECTION OF DIRECTORS AT THE ANNUAL MEETING, WHICH WILL INCLUDE THE NAMES OF ALL NOMINEES FOR ELECTION TO THE BOARD. StockHOLDERS WILL HAVE THE ABILITY TO VOTE FOR UP TO six NOMINEES ON argyle'S ENCLOSED green UNIVERSAL PROXY CARD. THERE IS NO NEED TO USE THE COMPANY'S blue PROXY CARD OR VOTING INSTRUCTION FORM, REGARDLESS OF HOW YOU WISH TO VOTE.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Argyle and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements or other widely circulated communications, and proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. Argyle will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Argyle has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Argyle will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain representatives of Argyle will also participate in the solicitation of proxies in support of the Nominees. Such representatives will receive no additional consideration if they assist in the solicitation of proxies.

Argyle has retained InvestorCom to provide solicitation and advisory services in connection with this solicitation. InvestorCom will be paid a fee not to exceed $40,000 based upon the campaign services provided and the outcome of the solicitation. In addition, Argyle will reimburse InvestorCom for certain documented, out-of-pocket fees and expenses and will indemnify InvestorCom against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that InvestorCom will employ approximately 25 persons to solicit the Company's stockholders as part of this solicitation. InvestorCom does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a "participant" in this proxy solicitation.

The entire expense of soliciting proxies is being borne by Argyle. Costs of this proxy solicitation are currently estimated to be approximately $[•]. We estimate that through the date hereof, Argyle's expenses in connection with this proxy solicitation are approximately $[•]. If successful, Argyle may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, Argyle does not intend to submit the matter to a vote of the Company's stockholders. The Board, which will consist of the Nominees, if all are elected, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation.

What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to Broadwind, Attn: Corporate Secretary, 3240 South Central Avenue, Cicero, IL 60804, or you may request a copy by telephone at 708-780-4800.

Because Argyle has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are stockholders of the Company will not be householding our proxy materials.

Where can I find additional information concerning Broadwind?

Pursuant to Rule 14a-5(c) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company's Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company's directors, nominees and management; certain stockholders' beneficial ownership of more than 5% of the Company's voting securities; information concerning the Company's directors who are not up for election at the Annual Meeting; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2024 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company's Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this Proxy Statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in or excerpted from the Company's Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, on the SEC's website at http://www.sec.gov/.

How do I vote in person at the Annual Meeting?

If you plan to attend the Annual Meeting and vote in person, at your request, Broadwind will give you a ballot or a new proxy card when you arrive at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must contact your broker, bank or other nominee with respect to the procedure for you to vote in person.

How do I vote the shares I hold through the Company's 401(k) plan?

If you are a participant in the Company's 401(k) plan, you may vote the number of shares credited to your account as of the Record Date by instructing the plan's trustee how to vote your shares pursuant to the instruction form that will be sent to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by [●], 2023. If you do not send instructions, an independent fiduciary has been selected to determine how to vote all shares for which the trustee does not receive valid and timely instructions from participants. You may revoke previously given voting instructions by [●], 2023, by either revising your instructions online or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this Proxy Statement that are not historical facts are based on current expectations, speak only as of the date of this Proxy Statement and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Argyle. Although Argyle believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this Proxy Statement, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this Proxy Statement will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this Proxy Statement, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Except to the extent required by applicable law, Argyle will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this Proxy Statement to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

OTHER INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 3240 South Central Avenue, Cicero, IL 60804.

Certain information regarding the compensation of directors and executive officers, certain stockholders’ beneficial ownership of more than 5% of the Company's voting securities, and certain other matters regarding the Company and its officers and directors is required to be contained in the Company's Proxy Statement. Certain other information regarding the 2023 Annual Meeting, as well as procedures for submitting proposals for consideration at the 2024 annual meeting of stockholders of the Company, is also required to be contained in the Company's Proxy Statement. Please refer to the Company's Proxy Statement to review this information. Please note that because Argyle was not involved in the preparation of the Company's Proxy Statement, Argyle cannot reasonably confirm the accuracy or completeness of certain information contained in the Company's Proxy Statement. As we may distribute our definitive proxy statement before the Company files the Company's Proxy Statement, we will provide any previously omitted information in a supplement filed as a revised definitive proxy statement, including completing references to the date, time and location of the 2023 Annual Meeting, as well as information relating to the Record Date. Argyle anticipates that additional information related to the foregoing information, as well as other important information, will be available in the Company's Proxy Statement, which should be available on the SEC's website at https://www.sec.gov.

The information concerning the Company and the proposals referenced in the Company's Proxy Statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although Argyle has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date we have not had access to the books and records of the Company related to such information and statements, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is based only on the knowledge of Argyle.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by using the enclosed GREEN universal proxy card to vote "FOR ALL" our Nominees today.

Thank you for your support,

WM Argyle Fund, LLC

Jay Douglas Armburger

Ryan Bogenschneider

Christine M. Candela

James M. Robinson IV

[•], 2023

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by WM Argyle Fund, LLC, a Delaware limited liability company ("Argyle"), Ryan Bogenschneider ("Mr. Bogenschneider"), a United States citizen and Chief Executive Officer and member of the board of managers of Argyle (the "Argyle Board"), the other two Nominees, and Jay Douglas Armburger, a member of the Argyle Board (collectively with Mr. Bogenschneider, the other Nominees and Argyle, the "Participants").

The Participants represent that (i) they intend to, or are part of a group which intends to, deliver a proxy statement and form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the Nominees at the Annual Meeting, and (ii) they intend to, or are part of a group which intends to, solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Nominees.

As of the close of business on [•], 2023, the Participants may be deemed to beneficially own, in the aggregate, 207,200 shares of Common Stock, consisting of 100 shares of Common Stock which are held in record name and 207,100 shares of Common Stock which are held in street name through a broker. Such shares constitute approximately 1.0% of the outstanding shares of Common Stock based on 20,673,265 shares of Common Stock outstanding as of November 4, 2022 as disclosed in the Company's Form 10-Q for the quarter ended September 30, 2022.

All of the 207,200 shares of Common Stock beneficially owned in the aggregate by the Participants are held by Argyle. Ryan Bogenschneider, as the Chief Executive Officer and a member of the Argyle Board, and Jay Douglas Armburger, as a member of the Argyle Board, may be deemed to beneficially own the 207,200 shares of Common Stock held by Argyle. Each of Mr. Bogenschneider and Mr. Armburger expressly disclaims beneficial ownership of the shares of Common Stock held by Argyle except to the extent of his pecuniary interest therein. Other than as described above for Argyle, Mr. Bogenscheider and Mr. Armburger, none of the Participants beneficially own any shares of Common Stock.

The principal business address of Argyle is 635 Florence Drive Elm Grove, WI 53122. The principal business address of Mr. Armburger is 1325 Evans City Road, Evans City, PA 16033.

Each of the Participants is a United States citizen. The principal business addresses, along with the principal occupation, of each of the Nominees is disclosed in the section titled "PROPOSAL 1: ELECTION OF DIRECTORS" on page 4. Mr. Armburger's principal occupation is as Chief Executive Officer of HBT Americas LLC and Chief Technology Officer of HBT Holdings GmbH. HBT is a manufacturer of industrial equipment for mining, steal and other industries.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company's securities

The following tables set forth all transactions in the Common Stock effected by any of the Participants during the past two years. All such transactions were effected by Argyle on the open market.

Trade Date	Amount Acquired
6/13/2022	5,400
6/14/2022	200
6/15/2022	200
6/16/2022	200
6/17/2022	500
6/21/2022	5,000
6/22/2022	2,000
6/23/2022	800
6/24/2022	526
6/27/2022	13,427
6/28/2022	147
6/29/2022	400
6/30/2022	1,214
7/1/2022	1,086
7/5/2022	5,908

7/6/2022	6,992
7/7/2022	800
7/11/2022	3,223
7/12/2022	6,129
7/13/2022	5,201
7/14/2022	9,047
7/15/2022	11,600
7/18/2022	10,500
7/19/2022	1,992
7/20/2022	1,508
7/22/2022	3,300
7/25/2022	8,200
7/26/2022	1,900
7/27/2022	100
7/29/2022	500
8/5/2022	1,000
8/9/2022	200
8/10/2022	300
8/12/2022	700
8/16/2022	800
11/8/2022	1,000
11/16/2022	1,500
11/17/2022	2,500
11/18/2022	500
11/21/2022	2,000
11/22/2022	3,500
11/28/2022	1,677
11/29/2022	2,000
11/30/2022	1,500
12/1/2022	4,222
12/2/2022	1,700
12/5/2022	901
12/6/2022	3,000
12/7/2022	4,087
12/8/2022	632
12/9/2022	4,000
12/12/2022	11,127
12/13/2022	400
12/16/2022	3,754
12/19/2022	5,951
12/20/2022	10,049
12/21/2022	300
12/22/2022	4,400
12/23/2022	400
12/27/2022	6,500
12/28/2022	1,000
12/29/2022	500
1/3/2023	1,000
1/4/2023	4,000
1/5/2023	2,500
1/6/2023	3,500
1/9/2023	6,100

IMPORTANT

Tell the Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please vote "FOR ALL" of the Nominees and the Company's nominees, other than the Opposed Company Nominees, by using one of the four options below:

●	Voting via the Internet by following the easy instructions on the enclosed GREEN universal proxy card or voting instruction form;

●	Voting by telephone using the toll-free number listed on the enclosed GREEN universal proxy card or voting instruction form and following the easy voice prompts; or

●	In light of ongoing delays with the postal system, we encourage all stockholders to vote electronically. If you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed GREEN universal proxy card or voting instruction in the postage-paid envelope provided;

●	Attending the Annual Meeting and voting by ballot thereat.

If any of your shares are held in the name of a broker, bank, bank nominee or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GREEN universal voting form in the postage-paid envelope provided.

After submitting your vote using the enclosed GREEN universal proxy card, DO NOT SIGN OR RETURN BROADWIND'S BLUE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a blue universal proxy card to Broadwind, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Broadwind by voting by telephone or the Internet following the instructions on the enclosed GREEN universal proxy card or by signing, dating and returning the enclosed GREEN universal proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting by delivering a written notice of revocation to the Company, by delivering a later dated proxy for the Annual Meeting, or by voting by ballot in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares, please contact our proxy solicitor:

PRELIMINARY COPY SUBJECT TO COMPLETION

WM ARGYLE FUND, LLC IS SOLICITING FOR THIS
GREEN UNIVERSAL PROXY CARD

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

G R E E N U N I V E R S A L P R O X Y C A R D
▼TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

BROADWIND, INC.

Proxy Card for 2023 Annual Meeting of Stockholders

The Board of Directors of Broadwind is Not Soliciting For this Green Universal Proxy Card

The undersigned hereby appoints each of Ryan Bogenschneider, Christine M. Candela, James M. Robinson IV and Jay Douglas Armburger, as attorneys and agents with full power of substitution, to vote all shares of common stock of Broadwind, Inc., a Delaware corporation (“Broadwind” or the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Company scheduled to be held at Broadwind’s corporate office located at 3240 South Central Avenue, Cicero, Illinois 60804, including at any adjournments or postponements thereof and any meeting called in lieu thereof (the “2023 Annual Meeting”), with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, and, to the extent authorized by Rule 14a-4(c)(3) under the Exchange Act, with discretionary authority as to any and all other matters that may properly come before the 2023 Annual Meeting that are unknown to WM Argyle Fund, LLC (“Argyle”) a reasonable time before this solicitation.

None of the proposals identified on this proxy are conditioned on the approval of other matters.

In the event that any of Ryan Bogenschneider, Christine M. Candela and James M. Robinson IV (collectively, the “Nominees”) is unable to serve or for good cause will not serve as a director, Argyle has reserved the right to substitute for any such Nominee and has reserved the right to further nominate or add additional persons if the Company purports to increase the number of directorships after the date hereof and prior to the 2023 Annual Meeting. In the event that any additional or substitute persons are so nominated, Argyle will vote this proxy card in favor of such additional or substitute nominees. Argyle reserves the right to withdraw the nomination of any Nominee or any additional or substitute nominee at any time.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

IF THIS PROXY CARD IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS AND AS DETAILED BELOW AS APPLICABLE.

IF YOU DO NOT MARK A VOTE ON ANY OF THE PROPOSALS ON THE GREEN UNIVERSAL PROXY CARD, THE NAMED PROXIES (LISTED ABOVE) WILL EXERCISE THEIR DISCRETION TO CAUSE YOUR PROXY TO BE VOTED “FOR” THE NOMINEES AND THE COMPANY’S NOMINEES OTHER THAN THE OPPOSED COMPANY NOMINEES, TO VOTE “AGAINST” PROPOSAL 2 AND TO VOTE “FOR” PROPOSAL 3.

THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING.

YOU MAY VOTE “FOR” UP TO SIX NOMINEES IN TOTAL:

IF YOU VOTE ON AT LEAST ONE NOMINEE BUT FEWER THAN SIX NOMINEES IN PROPOSAL 1, YOUR SHARES WILL ONLY BE VOTED “FOR” THOSE NOMINEES YOU HAVE SO MARKED.

IF YOU VOTE “FOR” MORE THAN SIX NOMINEES ON A GREEN UNIVERSAL PROXY CARD THAT YOU RETURN TO INVESTORCOM, YOUR SHARES WILL BE VOTED “FOR” ALL THREE OF THE NOMINEES AND THE THREE COMPANY NOMINEES, OTHER THAN THE OPPOSED COMPANY NOMINEES.

PRELIMINARY COPY SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT

Please vote your shares of Broadwind common stock for the upcoming

2023 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet

Please access www.CESVote.com using a computer or a smartphone or by scanning the unique QR code containing your unique control number provided in your proxy card with your smartphone camera. Then, simply follow the easy instructions on the voting site. If you access www.CESVote.com without scanning a QR code, you will be required to provide the unique control number printed below.

Submit your proxy by Telephone Please call toll-free in the U.S. or Canada at 1-888-693-8683 on a touch-tone telephone. You will be required to provide the unique control number printed below.

CONTROL NUMBER

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the GREEN universal proxy card from

Submit your proxy by Mail Please complete, sign, date and return the proxy card in the envelope provided to: InvesterCom, 19 Old Kings Highway S, Suite 130, Darien, CT 06820.

▼ TO VOTE BY MAIL, PLEASE FOLD PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼ ☐

☒ Please mark your vote with X as shown in this sample

Proposal 1 – Election of Directors for terms ending in 2024

Vote “FOR” up to six (6) nominees in total. If you vote this GREEN universal proxy card for less than six nominees, your shares will only be voted “FOR” those nominees you have marked. If you vote this GREEN universal proxy card “FOR” more than six nominees, your shares will only be voted “FOR” the three Argyle Nominees, for the three Acceptable Company Nominees and not for the Opposed Company Nominees.

Argyle recommends voting “FOR” all of the Argyle Nominees

Argyle Nominees	For	Withhold

Ryan Bogenschneider	☐	☐
Christine M. Candela	☐	☐
James M. Robinson IV	☐	☐

Argyle recommends a vote “FOR” each Acceptable Company Nominee

Acceptable Company Nominees:	For	Withhold

Eric B. Blashford	☐	☐
Philip J. Christman	☐	☐
Sachin Shivaran	☐	☐

Argyle recommends a vote to “WITHHOLD” on each Opposed Company Nominee

Opposed Company Nominees:	For	Withhold

David P. Reiland	☐	☐
Thomas A. Wagner	☐	☐
Cary B. Wood	☐	☐

Argyle recommends a vote “AGAINST” Proposal 2

Proposal 2 – To cast a non-binding advisory vote approving the compensation for the Company’s named executive officers.	For ☐	Against ☐	Abstain ☐

Argyle recommends a vote “FOR” Proposal 3

Proposal 3 – To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2023	For ☐	Against ☐	Abstain ☐

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE

ONLY VALID IF SIGNED AND DATED. Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (if jointly held) [PLEASE SIGN WITHIN BOX]	Date